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            SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D. C.   20549

                       ---------------

                           FORM 8-K

                        CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 20, 1995

                   GILBERT ASSOCIATES, INC.
- --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       0-12588                  23-2280922
- ---------------                ------------         ---------------------
(State of Incorporation)   (Commission File No.)   (IRS Employer I.D. No.)

P.O. Box 1498, Reading, Pennsylvania                          19603
- ------------------------------------------------             --------
(Mailing address of principal executive offices)             (Zip Code)

                               (610) 775-5900
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            (Registrant's telephone number, including area code)

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Item 2:  Acquisition or Disposition of Assets

News Release
Gilbert Associates, Inc.

FOR IMMEDIATE RELEASE - June 20, 1995

For further information: Timothy S. Cobb, President/CEO, (610) 855-2400

GILBERT COMPLETES SALE OF GILBERT/COMMONWEALTH

Reading, PA -- Gilbert Associates, Inc. (NASDAQ:GILBA) announced today that it had completed the sale of its Gilbert/Commonwealth subsidiary to The Parsons Corporation for a total purchase price of approximately $46 million. As previously announced, Gilbert's Class B stockholders had approved the sale at a June 16, 1995 Special Meeting.

Timothy S. Cobb, Gilbert Associates' President and CEO stated that the sale positioned the company to redirect its resources from its historic power generation business into other investments and business opportunities designed to enhance shareholder value. The company also intends to continue its previously announced stock repurchase program under which up to $15 million of Gilbert common stock might be repurchased.

Gilbert Associates' remaining subsidiaries include GAI-Tronics Corporation, Reading, PA, a telecommunications equipment manufacturer; Resource Consultants, Inc., Vienna, VA, a provider of professional services to federal departments and agencies; SRA Technologies, Inc., Falls Church, VA a clinical laboratory and environmental consulting company; United Energy Services Corporation, Atlanta, a technical management and consulting organization, and Green Hills Management Co., Reading, PA Gilbert's real estate management and development unit.




                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    GILBERT ASSOCIATES, INC.
                                        (Registrant)



                                     /s/Timothy S. Cobb
                                        Timothy S. Cobb
                                        President, Chief Executive Officer
                                        and Acting Chief Financial Officer


Date:  June 20, 1995

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